UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2009

VCG HOLDING CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2009, VCG Holding Corp. (the "Company") modified the terms of indebtedness owed to Citywide Banks.

The Company consolidated two long-term debt obligations currently totaling $3,872,426 with Citywide Banks. The promissory notes consolidated were (the "Original Notes"):

(i) a promissory note executed on May 16, 2006 with a current outstanding principal balance of $1,770,308, bearing interest at 8.5% per annum, with monthly principal and interest payments of approximately $36,156 and with a maturity date of May 16, 2010; and

(ii) a promissory note executed on June 30, 2008 with a current outstanding principal balance of $2,102,166, bearing interest at 6% per annum, with monthly principal and interest payments of approximately $50,403 and with a maturity date of June 30, 2013.

The $3,872,426 principal amount of the consolidated replacement promissory note (the "Replacement Note") bears interest at the rate of 7% per annum, with monthly principal and interest payments of approximately $76,865 and with a maturity date of August 15, 2014.

The Replacement Note contains new covenants and terms.

(i) The borrowers under the Original Notes and the Replacement Note are the same: Troy Lowrie, our Chairman and Chief Executive Officer, the Company and Lowrie Management LLLP, an entity controlled by Mr. Lowrie. Mr. Lowrie is added as a guarantor of the Replacement Note.

(ii) The Original Notes and the Replacement Note have the same collateral: a Whole Life Insurance Policy on the life of Troy Lowrie, plus the P&A Select Strategy Fund, LP and the P&A Multi-Sector Fund II, LP, owned by Lowrie Management LLLP.

(iii) The Replacement Note contains two new covenants. The first new covenant requires acquisitions or additional indebtedness of equal to or in excess of $1,000,000 be pre-approved by Citywide Banks. The second new covenant is a financial ratio covenant. This covenant requires the quarterly calculation of net cash flow to debt service in a ratio greater than or equal to 1.2 to 1.0. Net cash flow is defined as income attributable to the Company plus depreciation, amortization and interest expense. Net profit excludes any intangible impairments and related tax effects.

The Company is treating the consolidation of the Original Notes as an extinguishment of debt.

The Company also extended a revolving line of credit with Citywide Banks. The original line of credit (the "Original Line of Credit") was executed on June 29, 2008, had a maturity date of June 29, 2010, a maximum principal amount of $4,000,000, and a variable interest rate calculated on the Prime Rate as published in the Wall Street Journal, subject to change daily with a floor of 6%.

The replacement line of credit (the "Replacement Line of Credit") has the identical maximum principal amount and interest terms as stated in the Original Line of Credit. Monthly payments vary based on principal outstanding and the maturity date of the Replacement Line of Credit is August 15, 2011. The following is a description of material changes in the terms of the Replacement Line of Credit compared to the Original Line of Credit.

(i) The borrowers under the Original Line of Credit and the Replacement Line of Credit are the same: Troy Lowrie, our Chairman and Chief Executive Officer, the Company and Lowrie Management LLLP, and entity controlled by Mr. Lowrie. Mr. Lowrie is added as a guarantor of the Replacement Line of Credit.

(ii) The Original Line of Credit and the Replacement Line of Credit have the same collateral, but have been cross collateralized with the collateral for the Replacement Note: the Whole Life Insurance Policy on the life of Troy Lowrie, plus the P&A Select Strategy Fund, LP and the P&A Multi-Sector Fund II, LP, owned by Lowrie Management LLLP.

(iii) The Original Line of Credit covenants required that all advances on the Original Line of Credit were to be fully repaid for one day every 180 days. That covenant was replace with the same new covenants as indicated for the Replacement Note above.

The Company is treating the Replacement Line of Credit as a modification of the Original Line of Credit. The Company is treating the outstanding principal on the Replacement Line of Credit as long-term debt.

The modifications to the Company's indebtedness described above are part of a proactive initiative designed to increase free cash flow, including eliminating smaller note balances and extending debt maturity dates. The Company believes that the restructuring of this indebtedness will meaningfully enhance the Company's financial and operating flexibility by increasing free cash flow by approximately $10,000 per month and extending the maturity dates of principal payments between two to five years. The Company remains committed to deploying free cash to reduce debt and acquire Company stock, and is also exploring potential accretive acquisitions.

The Company remains confident in its ability to generate cash and believes that it is well positioned to satisfy all financial obligations under its loan agreements in 2009 and 2010 through anticipated earnings and free cash flow.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENT
Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, without limitation, the Company's ability to satisfy its financial obligations under its loan agreements through earnings and free cash flow. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous risks, uncertainties and factors identified from time to time in the Company's reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2008. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these risks, uncertainties and factors. All guidance and forward-looking statements in this Current Report on Form 8-K are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORPORATION

August 17, 2009	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: Chief Financial Officer